SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 12, 2012

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On September 12, 2012, Titan Pharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase and Option Agreement (the “Agreement”) with an affiliate of the party with which it has been engaged in negotiations for a license for Probuphine®. Pursuant to the Agreement, the Company sold 3,400,000 shares of its common stock for an aggregate purchase price of $4.25 million, or $1.25 per share, and agreed to an exclusive option period for execution of the proposed license agreement. In the event that for any unforeseen reason the license agreement is not executed prior to the expiration of the option period (October 31, 2012 subject to extension, if needed, to December 31, 2012), the Company will be free to negotiate and complete a license arrangement with any third party.

The shares were issued in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

A copy of the press release issued by the Company with respect to the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: President

Dated: September 14, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 14, 2012